UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

SUMMER INFANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33346	20-1994619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

SIGNATURES

Item 1.01               Entry into a Material Definitive Agreement.

On March 24, 2009, Summer Infant (USA), Inc., a Rhode Island corporation (“Summer USA”), and a wholly owned subsidiary of Summer Infant, Inc., a Delaware corporation (the “Company”) entered into a definitive agreement with Faith Realty II, LLC, a Rhode Island limited liability company (“Faith Realty”) (the members of which are Jason Macari, the current Chairman of the Board of Directors and President of the Company, and his spouse), pursuant to which Faith Realty will purchase the corporate headquarters of the Company located at 1275 Park East Drive, Woonsocket, Rhode Island (the “Headquarters”) and subsequently lease the Headquarters back to Summer USA (collectively, the “Transactions”).  Pursuant to the terms of that certain Purchase and Sale Agreement between Summer USA and Faith Realty, dated as of March 24, 2009, Faith Realty purchased the Headquarters for $4,052,500 and then leased the Headquarters back to Summer USA for an annual rent of $390,000 during the initial seven (7) year term of the lease, payable monthly and in advance. The lease will expire on  the seventh (7th) anniversary of its commencement unless an option period is exercised by Summer USA. At that time, Summer USA will have the opportunity to extend the lease for one (1) additional period of five (5) years.  If Summer USA elects to extend the term of the lease for an additional five (5) years, the annual rent for the first two (2) years of the extension term shall be equal to $429,000 and for the final three (3) years of the extension term shall be equal to $468,000.  In addition, during the first six (6) months of the last lease year of the initial term of the lease Summer USA has the option to repurchase the Headquarters for $4,457,750 (110% of the initial sale price).   The Transactions were consummated concurrently with the execution of the definitive agreements.  With the majority of the proceeds of the sale of the Headquarters Summer USA paid off the construction loan relating to the Headquarters.

Item 5.05               Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 25, 2009, the Company’s Board of Directors (with Mr. Macari and Mr. Gibree abstaining from such action) approved the Transactions, subject to the negotiation and execution of definitive agreements within the parameters approved by the Board.  In connection therewith, the Board granted a potential waiver, to the extent necessary, if at all, of the conflict of interest provisions of the Company’s Model Code of Ethics, effective upon execution of definitive agreements within the parameters approved by the Board.   In connection with granting such potential waiver, the Board of Directors engaged independent counsel to review the proposed Transactions and an independent appraiser to ascertain (i) the value of the Headquarters and (ii) the market rent for the Headquarters.  In reaching its conclusion that the Transactions are fair to the Company, the Board of Directors considered a number of factors, including Summer USA’s ability to repurchase the Headquarters at 110% of the initial sale price at the end of the initial term.

In addition, the Company’s Audit Committee approved the Transactions (as a related party transaction) and the potential waiver and recommended the matter to a vote of the entire Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: March 26, 2009